Microsoft Word 11.0.6502;_AdHocReviewCycleID1946374063_EmailSubjectMFS Series Trust VIII - N-SAR - for the period May 1, 2005 through October 31,
2005_AuthorEmailCMurphy@MFS.com_AuthorEmailDisplayNameMurphy,            Claudia
E._ReviewingToolsShownOnce

95433

                                                                SUB-ITEM 77Q1(a)

                                                           MFS SERIES TRUST VIII
                                                          MFS GLOBAL GROWTH FUND

                                                       MFS STRATEGIC INCOME FUND

Appendix A, as revised June 28, 2005, to the Master Amended and Restated By-Laws for MFS Series Trust VIII, dated January 1, 2002 as revised June 23, 2004, is contained in Post-Effective Amendment No. 57 to the Registration Statement for MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 28, 2005, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

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